Explanatory Note

Bitzumi, Inc. is filing this Amendment No. 4 to the Offering Circular on Form 1-A/A solely for the purpose of filing with the Securities and Exchange Commission a certain exhibit to the Offering Circular. No other changes have been made to the Offering Circular.

PART III

Index to Exhibits

1.	Issuer Agreement with Sageworks Capital, LLC*
2.1	Certificate of Incorporation*
2.2.	Bylaws*
3.1	Shareholder Agreement*
3.2	Acacia Securities Purchase Agreement with exhibits (Acacia Warrant 1 and Acacia Warrant 2
3.3	Acacia Voting Agreement
4.	Form of Subscription Agreement (clean version and marked version to show changes from original filing)**
6.1.	Equity Compensation Plan*
6.2.	Agreement Forming Bitzumi Publishing, LLC*
6.3.	Bitzumi Publishing, LLC Limited Liability Company Agreement (Operating Agreement)*
6.4.	Bitzumi-Agora Financial Marketing Agreement*
6.5.	AlphaPoint-Bitzumi Agreement*
6.6.	IdentityMind-Bitzumi Agreement*
6.7	Bitzumi-Acacia Joint Venture and Servicing Agreement
8.	Form of Escrow Agreement with Prime Trust LLC**
11.	Consents of Auditing Accountant, Rosenberg Rich Baker Berman & Company*
12.	Attorney opinion on legality of the offering*
13.	“Test the waters” materials*

4.

* Previously filed
** Revised

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 28, 2017.

BITZUMI INC. By: /s/ Scot Cohen Scot Cohen, Chief Executive Officer

The offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scot Cohen Scot Cohen	Chief Executive Officer & Chairman of the Board of Directors	January 30, 2018
/s/ David Briones David Briones	Chief Financial Officer & Chief Accounting Officer	January 30, 2018
/s/ Glenn Pollack Glenn Pollack	Director	January 30, 2018